Exhibit 10.5

Amendment No. RI0470C

AMENDMENT

TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of October 6, 2008, between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and SUPERIOR ETHANOL, L.L.C., Superior, Iowa (the “Company”).

BACKGROUND

Farm Credit and the Company are parties to a Master Loan Agreement dated March 15, 2007 (such agreement, as previously amended, is hereinafter referred to as the “MLA”).  Farm Credit and the Company now desire to amend the MLA.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1.

Section 10(A) of the MLA is hereby amended and restated to read as follows:

SECTION 10.

Negative Covenants.  Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:

(A)

Borrowings.  Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers’ acceptances), letters of credit, or the deferred purchase price of property or services, except for:  (i) debt to Farm Credit; (ii) accounts payable to trade creditors incurred in the ordinary course of business; (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business, (iv) unsecured indebtedness of the Company to Green Plains Renewable Energy, Inc., including all extensions, renewals and refinancings, in an amount not to exceed $10,000,000.00, and provided such indebtedness is documented with terms and conditions satisfactory to Agent; and (v) debt of the Company to miscellaneous creditors, in an aggregate amount not to exceed $500,000.00 on terms and conditions satisfactory to Agent, provided that such debt is subordinate to all indebtedness of the Company to Farm Credit.

2.

Section 11(B) of the MLA is hereby amended and restated to read as follows:

SECTION 11.

Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect:

(A)

Working Capital.  The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof, an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than:  (i) $4,500,000.00; and (ii) in any event, increasing to $5,000,000.00 effective
October 31, 2008, and thereafter, except that in determining current assets, any amount available under the Construction and Revolving Term Loan Supplement hereto (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

(B)

Net Worth.  The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than:  (i) $58,100,000.00; and (ii) increasing to $61,600,000.00 effective
October 31, 2008, except that, in determining such minimum excess, the net adjustment to the carrying value of assets and liabilities resulting from the May 7, 2008 merger with VBV, LLC and certain other parties (rounded down to the nearest million) shall be deducted.  Documentation evidencing said net adjustment, in form acceptable to Agent, shall be provided by the Company to Agent by no later than October 31, 2008.

3.

Section 25 of the MLA is hereby added to read as follows:

SECTION 25.

Amendment Fee.  In consideration of the amendment, the Company agrees to pay to CoBank on the execution hereof, a fee in the amount of $25,000.00.

4.

Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		SUPERIOR ETHANOL, L.L.C.

By:	/s/ Kathryn Frahm	By:	/s/ Wayne B. Hoovestol

Title:	Vice President - Credit	Title:	Chief Executive Officer

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